Exhibit 10.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 17, 2025 and effective as of August 1, 2025 (the “Effective Date”), is entered into by and among Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), Mobile Infra Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), and Stephanie Hogue (the “Executive”).

WHEREAS, the Company, Operating Company and Executive are presently parties to that certain Employment Agreement, entered into as of August 25, 2021, as amended August 23, 2022 and December 13, 2022 (the “Prior Employment Agreement”), which shall remain in full force and effect prior to the Effective Date;

WHEREAS, Executive currently serves as the Company’s President;

WHEREAS, the Company appointed Executive to the position of Chief Executive Officer of the Company on the Effective Date;

WHEREAS, in connection with such appointment, the Company desires to enter into this Amended and Restated Employment Agreement embodying the terms of Executive’s continued employment with the Company (this “Agreement”) following the Effective Date, and Executive desires to enter into this Agreement and to accept such continued employment, subject to the terms and provisions of this Agreement;

WHEREAS, the Compensation Committee has reviewed the terms and conditions of this Agreement and has determined that entering into this Agreement is advisable and in the best interests of the Company; and

WHEREAS, the Company, the Operating Company and the Executive desire to amend and restate the Prior Employment Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, hereby agree as follows:

1. Employment Period. Subject to the provisions for earlier termination hereinafter provided, Executive’s employment hereunder shall be for the period (the “Employment Period”) commencing on the Effective Date and ending on the third (3rd) anniversary of the Effective Date (such date, the “Initial Termination Date,” and such initial term, the “Initial Employment Term”). If not earlier terminated in accordance with this Agreement, the Employment Period shall automatically be extended for an additional one (1) year period on the Initial Termination Date and on each subsequent anniversary of the Initial Termination Date, unless either party elects not to so extend the Employment Period by notifying the other party, in writing or by electronic transmission, of such election (a “Non-Renewal”) not less than ninety (90) days prior to the last day of the Initial Termination Date or applicable subsequent anniversary thereof. For the avoidance of doubt, the Prior Employment Agreement governs Executive’s employment from the Prior Commencement Date through the period ending immediately prior to the Effective Date.

1

2. Terms of Employment.

(a) Position and Duties.

(i) Role and Responsibilities. During the Employment Period, Executive shall serve as Chief Executive Officer (“CEO”) and President of the Company, and shall perform such employment duties as are usual and customary for such position. Executive shall report directly to the Company’s Board of Directors (the “Board”). At the Company’s request, Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing, consistent with Executive’s position as CEO and President. In the event that Executive, during the Employment Period, serves in any one or more of such additional capacities, Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event Executive’s service in one or more of such additional capacities is terminated, Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that Executive otherwise remains employed under the terms of this Agreement.

(ii) Exclusivity. During the Employment Period, and excluding any periods of leave to which Executive may be entitled, Executive agrees to devote substantially all of Executive’s business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period, it shall not be a violation of this Agreement for Executive to: (A) serve on boards, committees or similar bodies of charitable or nonprofit organizations, (B) fulfill limited teaching, speaking and writing engagements, and (C) manage personal investments, in each case, so long as such activities do not individually or in the aggregate materially interfere or conflict with the performance of Executive’s duties and responsibilities under this Agreement. The Company agrees that, notwithstanding anything contained herein, Executive’s continued involvement as an officer, manager, equityholder, employee, director or other service provider of such entities during Executive’s employment with the Company shall not constitute a breach or other violation of this Agreement so long as such activities do not individually or in the aggregate materially interfere or conflict with the performance of Executive’s duties and responsibilities under this Agreement.

(iii) Principal Location. During the Employment Period, Executive’s principal place of employment shall be the Cincinnati, Ohio metropolitan area (the “Principal Location”), except for travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.

(iv) Policies and Procedures. Executive agrees to be bound by the Company’s policies and procedures, as they may be amended by the Company from time-to-time, appearing in a Company handbook, business practices manual, ethics manual, or other similar documents made available to Executive.

(b) Compensation, Benefits, Etc.

(i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (the “Base Salary”) of not less than $600,000 per year, pro-rated for any partial year of service. The Base Salary shall be reviewed annually by the Compensation Committee of the Board (the “Compensation Committee”) and may be increased, but not decreased, from time to time by the Compensation Committee in its discretion (and, if increased, the term “Base Salary” as utilized in this Agreement shall refer to the Base Salary as so increased). The Base Salary shall be paid in accordance with the Company’s customary payroll practices for similarly situated executives, as in effect from time to time, but no less frequently than monthly. Within the thirty (30) day period prior to each calendar year, Executive shall have the right to elect to receive any and all net Base Salary for the calendar year (after any deductions made pursuant to any employee benefit plans maintained, adopted, sponsored or contributed to by the Company) in the form of fully vested restricted stock in the Company.

2

(ii) Annual Bonus. Executive shall be eligible to receive a target annual bonus award of not more than 33.33% of Base Salary (“Target Annual Bonus”) and shall be eligible to participate in any annual bonus or other annual incentive plan or program adopted or maintained by the Company from time to time, on a basis commensurate with Executive’s position as the CEO and President of the Company, in each case, as determined by the Compensation Committee. The Compensation Committee may authorize the payment of an annual bonus amount above or below the Target Annual Bonus, based on such factors as the Compensation Committee deems appropriate, in its sole and absolute discretion. All payments shall be made within two and a half months after the end of the applicable calendar year in accordance with the Company’s customary payroll practices. Within the thirty (30) day period prior to each calendar year, Executive shall have the right to elect to receive any and all annual bonus payments in the form of fully vested restricted stock in the Company.

(iii) Annual Equity Compensation. For each calendar year during the Employment Period, commencing with calendar year 2026, Executive shall be eligible to receive an annual award of restricted stock in the Company (each, an “Award”) with a target value of $1,000,000. Within one hundred twenty (120) days following the Effective Date, the Company shall grant Executive, subject to the Executive’s continuous employment with the Company through such date, an Award with a target value of $166,667, which amount represents the pro rata portion of the 2025 annual award grant of restricted stock for the Executive’s service as CEO for calendar year 2025. Each Award shall be subject to the terms and conditions of the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan (as amended from time to time) and an award agreement.

(iv) Benefits. During the Employment Period, Executive (and Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans, policies and programs) shall be eligible to participate in the health, welfare, retirement, savings and other employee benefit plans, policies and programs maintained by the Company for the benefit of its senior executive officers as may be in effect from time to time. Nothing contained in this Section 2(b)(iv) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any plan, policy or program at any time or to create any limitation on the Company’s right to modify or terminate any such plan, policy or program.

(v) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by Executive in the performance of Executive’s services hereunder in accordance with the policies, practices and procedures of the Company as in effect from time to time for senior executive officers of the Company.

(vi) Fringe Benefits. During the Term, Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its senior executive officers from time to time, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to- time provide.

3

(vii) Vacation. During the Employment Period, Executive shall be entitled to vacation, sick leave, holidays and other paid time-off benefits provided by the Company from time to time which are applicable to the Company’s senior executive officers, provided that, for each year of the Employment Period, Executive shall be entitled to no less than four (4) weeks paid vacation and six (6) paid sick days.

(viii) Non-Executive Equity Awards. The parties acknowledge that it is expected that the Compensation Committee will, on an annual basis, approve a pool of equity-based awards to be granted to employees of the Company. During the Employment Period, Executive shall have the right to allocate awards within such pool to employees of the Company who are not executive officers of the Company. Such allocation shall be made by Executive in Executive’s discretion after consultation with the Compensation Committee.

(ix) Form of Awards. The parties acknowledge that the Compensation Committee shall have the discretion, in consultation with the Company’s legal and financial advisors and the Executive, to award any compensation set forth in this Section 2(b) of the Agreement in shares of the Company or in units of the Operating Company, including LTIP Units and Performance Units (each as defined in the Limited Liability Company Agreement of the Operating Company).

3. Termination of Employment.

(a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may terminate the Executive’s employment hereunder in the event of the Executive’s Disability during the Employment Period.

(b) Termination by the Company. The Company may terminate the Executive’s employment hereunder during the Employment Period for Cause or without Cause, or by reason of a Non-Renewal of the Employment Period.

(c) Termination by the Executive. The Executive’s employment hereunder may be terminated by the Executive for any reason, including with Good Reason or by the Executive without Good Reason, or by reason of a Non-Renewal of the Employment Period.

(d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 10(b) hereof. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

4

(e) Termination of Offices and Directorships; Return of Property. Upon termination of Executive’s employment hereunder for any reason, unless otherwise specified in a written agreement between Executive and the Company, Executive shall be deemed to have resigned from all offices, directorships, and other employment positions, if any, then held with the Company and any direct or indirect subsidiary of the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of Executive’s employment for any reason, Executive agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Executive has in Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.

4. Obligations of the Company upon Termination.

(a) Accrued Obligations. In the event that Executive’s employment under this Agreement terminates during the Employment Period for any reason, the Company will pay or provide to Executive: (i) any earned but unpaid Base Salary, (ii) reimbursement of any business expenses incurred by Executive prior to the Date of Termination that are reimbursable in accordance with Section 2(b)(v) hereof and (iii) any vested amounts due to Executive under any plan, program or policy of the Company (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (i) and (ii) of the preceding sentence shall be paid within thirty (30) days after the Date of Termination (or such earlier date as may be required by applicable law) and the Accrued Obligations described in clause (iii) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program.

(b) Qualifying Termination. Subject to Sections 4(c), 4(d) and 10(c), if Executive’s employment with the Company is terminated during the Employment Period due to a Qualifying Termination, then in addition to the Accrued Obligations:

(i) Severance. The Company shall pay to Executive a cash severance payment in an amount equal to the Severance Multiple times the sum of (x) Executive’s annual Base Salary as in effect on the Date of Termination, disregarding any reduction constituting Good Reason plus (y) the Target Bonus Amount for the Company’s most recently completed fiscal year prior to the Date of Termination (the “Severance”) and paid in equal amounts over the one (1) year period following the Date of Termination in accordance with the Company’s regular scheduled payroll practices. The first Severance payment shall be payable not later than the sixtieth (60th) day following the Date of Termination.

(ii) Equity Awards. Except to the extent an award agreement governing an equity award granted to Executive specifically provides for the treatment of such equity award in the event of Executive’s termination of employment by the Company other than for Cause or Executive’s resignation for Good Reason and provides that its terms shall supersede the provisions of this Section 4(b)(ii), in which case the terms of such award agreement shall govern, (i) all then-outstanding Company equity-based awards held by Executive, to the extent subject to time-based vesting, shall accelerate in full (and such awards shall become fully vested) as of the Date of Termination and (ii) to the extent the performance period is not complete, the target number of performance based awards held by the Executive (irrespective of performance) shall accelerate in full (and such awards shall become fully vested) as of the Date of Termination.

5

(iii) COBRA. Subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code, or if the Company is not subject to Section 4980B of the Code, then under any similar applicable state law, for the eighteen (18) month period following the Date of Termination, the Company shall provide, at the Company’s sole expense (whether through direct payment to the plan, reimbursement of COBRA premiums or otherwise in the Company’s discretion), Executive and Executive’s eligible dependents with continuation coverage under its group health plans at the same levels as would have applied if Executive’s employment had not been terminated, based on Executive’s elections in effect on the Date of Termination; provided, however, that (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (B) the Company is otherwise unable to continue to cover Executive under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), or (C) the Company is neither subject to Section 4980B of the Code nor is required to provide continuation coverage under applicable state law, then, in any case, an amount equal to each remaining Company premium payment shall thereafter be paid to Executive in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof).

(c) Release. Notwithstanding the foregoing, except in the case of a termination of Executive’s employment due to death or Disability, it shall be a condition to Executive’s right to receive the amounts provided for in Section 4(b) hereof that Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days (or, to the extent required by law, forty-five (45) days) following the Date of Termination and that Executive not revoke such Release during any applicable revocation period.

(d) Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation, any severance payments or benefits payable under Section 4 hereof, shall be paid to Executive during the six-month period following Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh (7th) month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period.

(e) Exclusive Benefits. Except as expressly provided in this Section 4 and subject to Section 5 hereof, Executive shall not be entitled to any additional payments or benefits upon or in connection with Executive’s termination of employment hereunder.

5. Non-Exclusivity of Rights. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

6

6. Excess Parachute Payments; Limitation on Payments.

(a) Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment hereunder, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 4 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b) Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

7

7. Restrictive Covenants.

(a) Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries and affiliates, which shall have been obtained by Executive in connection with Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement). After termination of Executive’s employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data, to anyone other than the Company and those designated by it; provided, however, that if Executive receives actual notice that Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, Executive shall promptly so notify the Company. Notwithstanding the foregoing, nothing in this Agreement is intended to or shall prevent Executive from communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Executive’s attorney or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b) While employed by the Company and, for a period of two (2) years after the Date of Termination, Executive shall not directly or indirectly solicit, induce, or encourage any employee or consultant of the Company or its subsidiaries or affiliates to terminate their employment or other relationship with the Company or its subsidiaries or affiliates or to cease to render services to the Company or its subsidiaries or affiliates and Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. During Executive’s employment with the Company and thereafter, Executive shall not use any trade secret, proprietary or confidential information of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with the Company or its subsidiaries or affiliates to terminate its relationship therewith or transfer its business from the Company or its subsidiaries or affiliates and Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. Further, while employed by the Company and, for a period of two (2) years after the Date of Termination, Executive shall not solicit, induce, or encourage any customer, client, vendor, or other party doing business with the Company or its subsidiaries or affiliates to terminate its relationship therewith or transfer its business from the Company or its subsidiaries or affiliates and Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(c) Executive agrees, while employed by the Company and following the Date of Termination, to refrain from disparaging the Company, its affiliates, their respective services, technologies or practices, or any of their directors, officers, agents, representatives or stockholders, either orally or in writing. The Company agrees, while Executive is employed by the Company and following the Date of Termination, that the Company’s directors will refrain from disparaging Executive. Nothing in this paragraph shall preclude Executive, the Company or the Company’s directors, officers, employees, agents, representatives or stockholders from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to otherwise assert its rights under this Agreement or otherwise against each other.

8

(d) Executive shall not, for a period of two (2) years after the Date of Termination, directly or indirectly engage in, have any equity interest in, enter into a discussion of which the primary purpose and intention of Executive is to interview for a potential executive or managerial employment or consulting relationship with, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that is primarily engaged in the business of acquiring, investing in, owning, operating or leasing parking lots or parking garages in any central business district in the United States (the “Restricted Business”). Notwithstanding anything to the contrary, nothing shall prohibit Executive from (i) retaining any ownership interest in the Company; (ii) being a passive owner of not more than 5% of the outstanding equity interest in any entity that competes with the Company and is publicly traded, so long as Executive has no active participation in the business of such entity; (iii) continuing to own assets, equity interests, indebtedness or other securities in companies engaged in the Restricted Business owned prior to the date of this Agreement; (iv) owning, operating or leasing parking lots, parking garages or other parking facilities, directly or indirectly, as a result of loss mitigation, foreclosure or similar activities in connection with or incidental to investments in mortgage loans, mortgage servicing rights, mortgage-backed securities or other mortgage-related assets; or (v) rendering services with respect to that property located at 25200 E. 68th Ave., Aurora CO 80019.

(e) In recognition of the fact that irreparable injury will result to the Company in the event of a breach by Executive of Executive’s obligations under Sections 7(a), 7(b), 7(c), and 7(d) hereof, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by Executive.

(f) Executive agrees that the provisions in this Section 7 of the Agreement, including the duration and scope of the post-employment restrictions, are reasonably necessary to protect the Company’s goodwill with customers, employees, and third-parties that conduct business with the Company, and to protect its confidential information. Executive acknowledges and agrees that the covenants in this Section 7 do not prohibit, penalize, or function to prevent Executive from earning a living seeking or accepting employment with any person or entity after separation from the Company or otherwise interfere with Executive’s ability to earn a living in a field of Executive’s choice.

(g) The Parties agree that if any provision of this Section 7 is held to be unenforceable, then that provision will be modified to the minimum extent necessary to make it enforceable, unless that modification is not permitted by law, in which case that provision will be disregarded. The Parties further agree that if an unenforceable provision is modified or disregarded in accordance with the foregoing, then the rest of the Agreement will remain in effect as written and enforced to the fullest extent permitted by law. The Parties also agree that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable.

8. Successors.

(a) This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

9

(b) Without the prior written consent of Executive, this Agreement shall not be assignable by the Company; provided, however, that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

9. Certain Definitions.

(a) “Cause” means the occurrence of any one or more of the following events unless, to the extent capable of correction, Executive fully corrects the circumstances constituting Cause within thirty (30) days after receipt of the Notice of Termination:

(i) the Executive’s willful failure to substantially perform Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after Executive’s issuance of a Notice of Termination for Good Reason), after a written demand for performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not performed Executive’s duties;

(ii) the Executive’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to the Company;

(iii) the Executive’s conviction of, or no contest plea to, a felony (other than a traffic violation); or

(iv) the Executive’s material breach of any of Executive’s material obligations under this Agreement.

(b) “Change in Control” means a “change in control” as defined in the Mobile Infrastructure Corporation and Mobile Infra Operating Company, LLC 2023 Incentive Award Plan, as amended from time to time (the “Plan”).

(c) “Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder.

(d) “Date of Termination” means the date on which Executive’s employment hereunder with the Company terminates.

(e) “Disability” means a disability that qualifies or, had Executive been a participant, would qualify, Executive to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

10

(f) “Good Reason” means the occurrence of any one or more of the following events without Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

(i) a material diminution in Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) hereof, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by Executive from time to time;

(ii) the Company’s material reduction of Executive’s Base Salary, as the same may be increased;

(iii) a material change in the geographic location of the Principal Location which shall, in any event, include only a relocation of the Principal Location by more than thirty (30) miles from its existing location; or

(iv) the Company’s material breach of this Agreement.

Notwithstanding the foregoing, Executive will not be deemed to have resigned for Good Reason unless (1) Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by Executive to constitute Good Reason within ninety (90) days after the date of the occurrence of any event that Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of Executive’s termination for Good Reason occurs no later than sixty (60) days after the expiration of the Company’s cure period.

(g) “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice).

(h) “Prior Commencement Date” means April 25, 2021.

(i) “Qualifying Termination” means a termination of Executive’s employment (i) by the Company without Cause, (ii) by reason of a Non-Renewal of the Employment Period by the Company, provided that the Executive is willing and able, at the time of such Non-Renewal, to continue performing services on the terms and conditions set forth herein, (iii) by the Executive for Good Reason, or (iv) by reason of the Executive’s death or Disability.

(j) “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(k) “Separation from Service” means a “separation from service” within the meaning of Section 409A.

(l) “Severance Multiple” means (i) in the event of a Qualifying Termination other than a Change in Control Termination and other than a termination due to Executive’s death or Disability, two (2), (ii) in the event of a Qualifying Termination that occurs in connection with or within twelve (12) months following a Change in Control (a “Change in Control Termination”), three (3), or (iii) in the event of a termination due to Executive’s death or Disability, one (1).

11

10. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

At the Executive’s most recent address on the records of the Company.

If to the Company:

Mobile Infrastructure Corporation

30 W. 4th Street

Cincinnati, Ohio 45202

Attn: Chair of the Compensation Committee with a copy to:

Venable LLP

750 E. Pratt St., Suite 900

Baltimore, Maryland 21202

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) Section 409A of the Code.

(i) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the parties determine are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A.

12

(ii) Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. To the extent necessary to comply with Section 409A, all payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service.

(iii) To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(f) No Waiver. Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(g) Effectiveness; Entire Agreement. This Agreement shall become effective as of the Effective Date. As of the Effective Date, this Agreement (together with the Award Agreements) constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements (including, without limitation, the Prior Employment Agreement), offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof. Prior to the Effective Date, the Prior Employment Agreement shall remain in full force and effect.

(h) Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

(i) Counterparts. This Agreement and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:

MOBILE INFRASTRUCTURE CORPORATION

By:	/s/ Paul Gohr
Name:	Paul Gohr
Title:	Chief Financial Officer and Treasurer

OPERATING COMPANY:

MOBILE INFRA OPERATING COMPANY, LLC

By:	/s/ Paul Gohr
Name:	Paul Gohr
Title:	Chief Financial Officer and Treasurer

EXECUTIVE

/s/ Stephanie Hogue
Stephanie Hogue

[Signature Page to Employment Agreement – Stephanie Hogue]

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, to the maximum extent permitted by law, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of MOBILE INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Corporation”), MOBILE INFRA OPERATING COMPANY, LLC, a Delaware limited liability company (the “OC”, and together with the Corporation, the “Company”), and the Company’s partners, subsidiaries, parent entities, associates, affiliates, predecessors, successors, heirs, assigns, agents, directors, officers, employees, independent contractors, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them (each in their capacity as such), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964 and 1991, the Civil Rights Act of 1870, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Age Discrimination In Employment Act, the Americans With Disabilities Act, the Ohio Fair Employment Practices Act, the Ohio Workers’ Compensation Act, the Ohio Whistleblower Protection Law, and any other law, statute, regulation or ordinance prohibiting employment discrimination or governing employment. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or Claims of the undersigned (i) to payments or benefits under any equity award agreement between the undersigned and the Company, (ii) with respect to Section 2(b)(v) of the Employment Agreement, (iii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iv) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (v) to any Claims which cannot be waived by an employee under applicable law, or (vi) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

THE UNDERSIGNED ACKNOWLEDGES THAT THE EXECUTIVE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

1

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) THE EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) THE EXECUTIVE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) THE EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Executive may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

Notwithstanding anything herein, the undersigned acknowledges and agrees that, pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this __________day of________ .

Stephanie Hogue

2